FORM
OF
LOCKUP AGREEMENT
October 15, 2006
Mercator Partners Acquisition Corp.
One Fountain Square
11911 Freedom Drive
Suite 1080
Reston, VA 20190
Ladies and Gentlemen:
     Reference is made to the Stock Purchase, dated May 23, 2006 (the “Stock Purchase Agreement”), by and among Mercator Partners Acquisition Corp., Ltd., a Delaware corporation (“Buyer”), Global Internetworking, Inc., a Virginia corporation (“Company”), and each of the following persons: D. Michael Keenan (“Keenan”), Todd J. Vecchio (“Vecchio”), and Raymond E. Wiseman (“Wiseman”), such persons being all of the stockholders of the Company (each a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement.
     As a condition to Buyer entering into the Stock Purchase Agreement and consummating the transactions contemplated thereby, the undersigned Stockholder has agreed to restrict the sale and transfer of certain shares of Buyer Common Stock issuable to such Stockholder pursuant to the terms of this Lockup Agreement (this “Agreement”). Accordingly, the undersigned Stockholder hereby agrees as follows:
     1. Transfer Restrictions. The undersigned agrees that, except as expressly permitted by this Agreement, and subject to any other restrictions on the Transfer (as defined below) of shares of Buyer Common Stock issuable to such Stockholder pursuant to the Stock Purchase Agreement (the “Additional Transfer Restrictions”), the undersigned will not, directly or indirectly, offer to sell, contract to sell or otherwise sell or dispose of, or enter into any other transaction which is designed to, or might reasonably be expected to, result in the transfer (whether by actual transfer or effective economic transfer due to cash settlement or otherwise) of any right, title or interest in or to any of sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned’s interest in or risk relating to (hereinafter referred to as a “Transfer”), any shares of Buyer Common Stock: (i) issued to the undersigned in connection with the Stock Purchase (as defined in the Stock Purchase Agreement) in accordance with the terms of the Stock Purchase Agreement; or (ii) otherwise acquired or beneficially owned by the undersigned as a result of the transactions contemplated by the Stock Purchase Agreement including, but not limited to, Class W Warrants, Class Z Warrants (or shares of Buyer Common Stock issued upon exercise of the Class W Warrants or Class Z Warrants) (collectively, the “Lockup Shares”).

2.	Release of Lockup Shares from Transfer Restrictions. The Lockup Shares shall be released from the restrictions on Transfer set forth in Section 1 of this Agreement, and may be Transferred by the undersigned (subject to any other applicable restrictions on Transfer) as follows:
(a)	For the period commencing on the Effective Time (as defined in the Stock Purchase Agreement) and terminating on the date which is six (6) months subsequent to the Effective Time, the undersigned may not transfer any Lockup Shares.

(b)	For the period commencing on the date which is six (6) months and one (1) day after the Effective Time and terminating one (1) year and six (6) months subsequent to the Effective Time, the undersigned may Transfer no more than fifty percent (50%) of that number of Lockup Shares that would be saleable by the undersigned pursuant to the provisions of Rule 145 in any consecutive three (3) month period; provided however, for purposes of applying Rule 145, subsection (d)(2) thereof shall be deemed amended by substituting eighteen (18) months for one (1) year therein.

(c)	Thereafter, subject to applicable securities laws, there will be no limitation on the undersigned’s ability to Transfer the Lockup Shares.
3.	Required Legends. The certificate(s) evidencing the Lockup Shares will include, in addition to any other required legends, a legend substantially similar to that set forth below, which the undersigned has read and understands:
THESE SECURITIES ARE SUBJECT TO A LOCKUP AGREEMENT, DATED AS OF OCTOBER 15, 2006, BETWEEN THE HOLDER HEREOF AND MERCATOR PARTNERS ACQUISITION CORP. WHICH RESTRICTS THE TRANSFER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MERCATOR PARTNERS ACQUISITION CORP.
Upon release of any Lockup Shares from the restrictions on Transfer in Section 1, Buyer shall cause to be issued to such holder a certificate representing such shares without the foregoing legend within ten (10) Business Days following receipt of a written request of the holder of a certificate representing Lockup Shares so released.
4.	Stop Transfer Orders. Buyer may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent Buyer reasonably considers it necessary to ensure compliance with the terms of this Agreement, the Securities Act and any applicable state securities laws.

5.	Miscellaneous.
(a)	Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by facsimile, with confirmation as provided above addressed as follows:
(i)	if to Buyer, to:

Mercator Partners Acquisition Corp. One Fountain Square 11911 Freedom Drive Suite 1080 Reston, VA 20190

with a copy to (which shall not constitute notice):

Greenberg Traurig 1750 Tysons Boulevard Suite 1200 McLean, VA 22102 Attention: Mark J. Wishner Facsimile: (703) 714-8359

(ii)	if to the undersigned, to the address set forth on the signature page hereto, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of facsimile transmission, upon confirmed receipt.

(b)	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c)	Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the parties hereto. Any party to this Agreement may waive in writing any obligation owed to it by any other party to this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d)	Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns. This Agreement may not be assigned by the undersigned without the prior written consent of Buyer, and any such assignment shall be made only in accordance with applicable laws and any such consent.

(e)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to its conflicts of laws provisions. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts sitting in the Commonwealth of Virginia over any suit, action or proceeding arising out of or relating to this Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

(f)	Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(g)	Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel have reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

(h)	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(i)	Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned has duly executed this Lockup Agreement as of the day and year first above written.

     The foregoing Lockup Agreement is hereby accepted.

MERCATOR PARTNERS ACQUISITION CORP.
By:	/s/ Rhodric C. Hackman
Rhodric C. Hackman, President

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